Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES FIRST QUARTER NET INCOME OF $29.1 MILLION AND DILUTED EARNINGS PER SHARE OF $0.66

NORWICH, NY (April 22, 2019) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three months ended March 31, 2019.

Net income for the three months ended March 31, 2019 was $29.1 million, up 1.7% from $28.7 million for the fourth quarter of 2018 and up 12.1% from $26.0 million for the first quarter of 2018. Diluted earnings per share for the three months ended March 31, 2019 was $0.66, as compared with $0.65 for the prior quarter, an increase of 1.5%, and $0.59 for the first quarter of 2018, an increase of 11.9%.

Highlights:

•	Net Income up 12.1% from the first quarter of 2018

•	Diluted earnings per share up 11.9% from the first quarter of 2018

•	Average demand deposits up 2.2% from the first quarter of 2018

•	FTE net interest margin of 3.64%, up 3 bps from the prior quarter

•	Full cycle deposit beta of 11.7% through the quarter ending March 31, 2019[1]

•	Tangible equity ratio of 8.06%, up 54 bps from the first quarter of 2018

“In the first quarter of 2019, we achieved double-digit year-over-year earnings growth with net income and earnings per share up 12% over first quarter 2018. In addition, we continued to build our tangible capital which increases our ability to be opportunistic in executing on our long-term growth strategies,” said NBT President and CEO John H. Watt, Jr. “Our strong financial results affirm the quality of our team and their commitment to providing our customers with the best service and financial products while constantly working to enhance the experience we deliver. This customer-focused approach drives our success and is the foundation of our efforts to build shareholder value.”

1 The change in the Company’s quarterly deposit costs from December 31, 2015 to March 31, 2019 of 0.26% divided by the change in Federal Reserve’s target fed funds rate from December 2015 to March 2019 of 2.25%

Net interest income was $77.7 million for the first quarter of 2019, down $1.2 million, or 1.5%, from the previous quarter. The fully taxable equivalent (“FTE”) net interest margin was 3.64% for the three months ended March 31, 2019, up 3 basis points (“bps”) from the previous quarter, as higher rates on lower average interest-earning assets more than offset higher funding costs on higher average interest-bearing liabilities. Interest income increased $0.8 million, or 0.9%, as the yield on average interest-earning assets increased 14 bps from the prior quarter to 4.28%, while average interest-earning assets of $8.7 billion remained relatively consistent with prior quarter. Interest expense was up $2.0 million, or 17.2%, as the cost of interest-bearing liabilities increased 15 bps to 0.92% for the quarter ended March 31, 2019, driven by interest-bearing deposit costs increasing 16 bps along with increased short-term borrowings cost. The Federal Reserve has raised its target fed funds rate nine times from December 2015 through March 2019 for a total increase of 225 bps. During this same cycle of increasing rates, the Company’s average cost of deposits increased by 26 bps, resulting in a full cycle deposit beta of 11.7%.

Net interest income was $77.7 million for the first quarter of 2019, up $4.2 million, or 5.7%, from the first quarter of 2018. The FTE net interest margin of 3.64% was up 7 bps from the first quarter of 2018. Interest income increased $10.6 million, or 13.1%, as the yield on average interest-earning assets increased 36 bps from the same period in 2018, and average interest-earning assets increased $314.0 million, or 3.7%, primarily due to a $294.2 million increase in average loans. Interest expense increased $6.4 million, as the cost of interest-bearing liabilities increased 41 bps, driven by interest-bearing deposit costs increasing 38 bps combined with a 72 basis point increase in short-term borrowing costs.

Noninterest income for the three months ended March 31, 2019 was $33.8 million, up $7.9 million, or 30.4%, from the prior quarter and up $2.5 million, or 8.1%, from the first quarter of 2018. The increase from the prior quarter was primarily driven by lower net securities losses and seasonal increases in both insurance and other financial services revenue and retirement plan administration fees. In the fourth quarter of 2018, the Company restructured the investment portfolio by selling $109 million of lower-yielding bonds and reinvesting the proceeds in higher-yielding bonds, which resulted in a $6.6 million loss on securities sold. Excluding net securities gains (losses), noninterest income for the three months ended March 31, 2019 would have been $33.8 million, up $0.9 million, or 2.7% from the prior quarter and up $2.6 million, or 8.2% from the first quarter of 2018. The increase from the first quarter of 2018 was primarily due to higher retirement plan administration fees resulting from the acquisition of Retirement Plan Services, LLC (“RPS”) in the second quarter of 2018.

Noninterest expense for the three months ended March 31, 2019 was $68.5 million, down $0.4 million, or 0.6%, from the prior quarter and up $4.2 million, or 6.5%, from the first quarter of 2018. The decrease from the prior quarter was primarily due to a $1.1 million decrease in other noninterest expense due to the timing of expense items combined with $0.4 million in non-recurring items in the fourth quarter of 2018, partially offset by a $0.7 million increase in pension interest and amortization costs. Advertising expense decreased from the prior quarter by $0.5 million due to the timing of expenses in the fourth quarter of 2018. These decreases were partially offset by a $1.0 million increase in occupancy expense due to seasonal expenses. The increase from the first quarter of 2018 was driven by increases in salaries and employee benefits expense, equipment expense and other noninterest expense, which were partially offset by a decrease in loan collection and other real estate owned. Salaries and employee benefits expense increased from the first quarter of 2018 due primarily to the acquisition of RPS in the second quarter of 2018 and related employee benefits expenses combined with a $0.4 million increase in salaries related to the tax reform initiatives implemented in the first quarter of 2018.

Income tax expense for the three months ended March 31, 2019 was $8.1 million, up $7.4 million, from the prior quarter and up $1.1 million from the first quarter of 2018. The effective tax rate of 21.8% for the first quarter of 2019 was up from 2.5% for the fourth quarter of 2018 and up from 21.2% for the first quarter of 2018. The increase in income tax expense from the prior quarter was primarily due to a $5.5 million tax benefit recorded in the fourth quarter of 2018 primarily related to one-time income tax return accounting method changes during the fourth quarter of 2018. The increase in income tax expense from the first quarter of 2018 was primarily due to a higher level of taxable income.

Asset Quality

Net charge-offs of $6.9 million for the three months ended March 31, 2019 were comparable to $6.8 million for the prior quarter and for the first quarter of 2018. Provision expense was lower at $5.8 million for the three months ended March 31, 2019, as compared with $6.5 million for the prior quarter and as compared with $7.5 million for the first quarter of 2018. Annualized net charge-offs to average loans for the first quarter of 2019 was 0.41%, up from 0.39% for the prior quarter and down from 0.42% for the first quarter of 2018.

Nonperforming loans to total loans was 0.42% at March 31, 2019, down 2 bps from 0.44% for the prior quarter and down 1 bp from 0.43% at March 31, 2018. Past due loans as a percentage of total loans were 0.52% at March 31, 2019, down from 0.55% at December 31, 2018 and down from 0.53% at March 31, 2018.

The allowance for loan losses totaled $71.4 million at March 31, 2019, compared to $72.5 million at December 31, 2018 and $70.2 million at March 31, 2018. The allowance for loan losses as a percentage of loans was 1.04% (1.09% excluding acquired loans) at March 31, 2019, compared to 1.05% (1.10% excluding acquired loans) at December 31, 2018 and 1.06% (1.12% excluding acquired loans) at March 31, 2018.

Balance Sheet

Total assets were $9.5 billion at March 31, 2019 compared with $9.6 billion at December 31, 2018. Loans were $6.9 billion at March 31, 2019, comparable to December 31, 2018. In the first quarter of 2019, loan growth in commercial and commercial real estate was offset by run-off in our dealer finance portfolio. This is consistent with the Company’s strategy to focus on our higher returning portfolios thus reducing the need to rely more on price sensitive deposits to fund loan growth during the current interest rate environment. Total deposits were $7.6 billion at March 31, 2019, up $249.4 million, or 3.4%, from December 31, 2018, reflecting growth in core and municipal deposits. Stockholders’ equity was $1.0 billion, representing a total equity-to-total assets ratio of 10.85% at March 31, 2019, compared with $1.0 billion or a total equity-to-total assets ratio of 10.65% at December 31, 2018.

Dividend

On March 25, 2019, the Company announced that the Board of Directors approved a second-quarter 2019 cash dividend of $0.26 per share. The dividend will be paid on June 14, 2019 to shareholders of record as of May 31, 2019.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.5 billion at March 31, 2019. The Company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 149 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Retirement Plan Services, based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressures among depository and other financial institutions may increase significantly, including as a result of competitors having greater financial resources than NBT; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect business and results; (6) NBT’s ability to successfully integrate acquired businesses and employees; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings, equity and assets as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2019	2018
Profitability:	1st Q	4th Q	3rd Q	2nd Q	1st Q
Diluted earnings per share	$0.66	$0.65	$0.68	$0.64	$0.59
Weighted average diluted common shares outstanding	44,081,086	44,059,796	44,050,557	44,016,940	43,975,248
Return on average assets (1)	1.24%	1.20%	1.25%	1.21%	1.15%
Return on average equity (1)	11.52%	11.34%	11.96%	11.64%	10.99%
Return on average tangible common equity (1)(3)	16.45%	16.37%	17.42%	17.08%	15.95%
Net interest margin (1)(2)	3.64%	3.61%	3.57%	3.57%	3.57%

Balance sheet data:
Securities available for sale	$951,859	$998,496	$1,101,074	$1,192,939	$1,265,912
Securities held to maturity	780,565	783,599	659,949	544,163	487,126
Net loans	6,818,907	6,815,204	6,814,457	6,785,721	6,575,522
Total assets	9,533,510	9,556,363	9,547,284	9,467,138	9,230,834
Total deposits	7,617,659	7,368,211	7,441,290	7,344,449	7,393,928
Total borrowings	719,775	1,046,616	986,656	1,028,971	776,032
Total liabilities	8,499,455	8,538,454	8,553,129	8,488,209	8,278,104
Stockholders' equity	1,034,055	1,017,909	994,155	978,929	952,730

Asset quality:
Nonaccrual loans	$25,632	$25,487	$23,301	$24,006	$25,426
90 days past due and still accruing	3,335	5,085	4,734	2,209	2,934
Total nonperforming loans	28,967	30,572	28,035	26,215	28,360
Other real estate owned	2,222	2,441	3,271	4,349	4,949
Total nonperforming assets	31,189	33,013	31,306	30,564	33,309
Allowance for loan losses	71,405	72,505	72,805	72,450	70,200

Asset quality ratios (total):
Allowance for loan losses to total loans	1.04%	1.05%	1.06%	1.06%	1.06%
Total nonperforming loans to total loans	0.42%	0.44%	0.41%	0.38%	0.43%
Total nonperforming assets to total assets	0.33%	0.35%	0.33%	0.32%	0.36%
Allowance for loan losses to total nonperforming loans	246.50%	237.16%	259.69%	276.37%	247.53%
Past due loans to total loans	0.52%	0.55%	0.53%	0.50%	0.53%
Net charge-offs to average loans (1)	0.41%	0.39%	0.33%	0.39%	0.42%

Asset quality ratios (originated) (4):
Allowance for loan losses to loans	1.09%	1.10%	1.11%	1.11%	1.12%
Nonperforming loans to loans	0.41%	0.43%	0.39%	0.36%	0.41%
Allowance for loan losses to nonperforming loans	265.63%	254.92%	285.86%	306.08%	273.54%
Past due loans to loans	0.52%	0.56%	0.53%	0.50%	0.53%

Capital:
Equity to assets	10.85%	10.65%	10.41%	10.34%	10.32%
Tangible equity ratio (5)	8.06%	7.85%	7.59%	7.48%	7.52%
Book value per share	$23.64	$23.31	$22.77	$22.43	$21.84
Tangible book value per share (6)	$17.02	$16.66	$16.10	$15.73	$15.41
Tier 1 leverage ratio	9.62%	9.52%	9.36%	9.25%	9.26%
Common equity tier 1 capital ratio	10.69%	10.49%	10.28%	10.04%	10.12%
Tier 1 capital ratio	11.99%	11.79%	11.58%	11.35%	11.48%
Total risk-based capital ratio	12.98%	12.78%	12.58%	12.34%	12.47%
Common stock price (end of period)	$36.01	$34.59	$38.38	$38.15	$35.48

(1)	Annualized.
(2)	Calculated on a FTE basis.
(3)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2019	2018
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Net income	$29,127	$28,652	$29,807	$28,121	$25,986
Amortization of intangible assets (net of tax)	726	734	791	822	686
Net income, excluding intangibles amortization	$29,853	$29,386	$30,598	$28,943	$26,672

Average stockholders' equity	$1,025,753	$1,002,822	$988,551	$969,029	$959,044
Less: average goodwill and other intangibles	289,913	290,854	291,814	289,250	281,027
Average tangible common equity	$735,840	$711,968	$696,737	$679,779	$678,017

(4)	Non-GAAP measure - Excludes acquired loans.
(5)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets.
(6)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets	March 31, 2019	December 31, 2018
Cash and due from banks	$143,989	$175,550
Short-term interest bearing accounts	33,130	5,405
Equity securities, at fair value	25,482	23,053
Securities available for sale, at fair value	951,859	998,496
Securities held to maturity (fair value $782,761 and $778,675)	780,565	783,599
Federal Reserve and Federal Home Loan Bank stock	43,957	53,229
Loans held for sale	8,525	6,943
Loans	6,890,312	6,887,709
Less allowance for loan losses	71,405	72,505
Net loans	$6,818,907	$6,815,204
Premises and equipment, net	78,391	78,970
Goodwill	274,769	274,769
Intangible assets, net	14,631	15,599
Bank owned life insurance	178,856	177,479
Other assets	180,449	148,067
Total assets	$9,533,510	$9,556,363

Liabilities and stockholders' equity
Demand (noninterest bearing)	$2,324,981	$2,361,099
Savings, NOW and money market	4,370,374	4,076,434
Time	922,304	930,678
Total deposits	$7,617,659	$7,368,211
Short-term borrowings	544,883	871,696
Long-term debt	73,696	73,724
Junior subordinated debt	101,196	101,196
Other liabilities	162,021	123,627
Total liabilities	$8,499,455	$8,538,454

Total stockholders' equity	$1,034,055	$1,017,909

Total liabilities and stockholders' equity	$9,533,510	$9,556,363

NBT Bancorp Inc. and Subsidiaries Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2019	2018
Interest, fee and dividend income
Interest and fees on loans	$79,321	$70,443
Securities available for sale	5,922	6,926
Securities held to maturity	5,217	2,625
Other	884	766
Total interest, fee and dividend income	$91,344	$80,760
Interest expense
Deposits	$8,826	$3,931
Short-term borrowings	3,237	1,966
Long-term debt	422	476
Junior subordinated debt	1,168	901
Total interest expense	$13,653	$7,274
Net interest income	$77,691	$73,486
Provision for loan losses	5,807	7,496
Net interest income after provision for loan losses	$71,884	$65,990
Noninterest income
Insurance and other financial services revenue	$6,756	$6,504
Service charges on deposit accounts	4,236	3,972
ATM and debit card fees	5,525	5,273
Retirement plan administration fees	7,734	5,339
Trust	4,551	4,878
Bank owned life insurance income	1,377	1,347
Net securities gains	57	72
Other	3,585	3,892
Total noninterest income	$33,821	$31,277
Noninterest expense
Salaries and employee benefits	$39,356	$36,567
Occupancy	6,275	6,119
Data processing and communications	4,414	4,279
Professional fees and outside services	3,668	3,492
Equipment	4,757	4,038
Office supplies and postage	1,591	1,573
FDIC expense	1,017	1,201
Advertising	503	337
Amortization of intangible assets	968	914
Loan collection and other real estate owned, net	785	1,337
Other	5,126	4,415
Total noninterest expense	$68,460	$64,272
Income before income tax expense	$37,245	$32,995
Income tax expense	8,118	7,009
Net income	$29,127	$25,986
Earnings Per Share
Basic	$0.67	$0.60
Diluted	$0.66	$0.59

NBT Bancorp Inc. and Subsidiaries Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2019	2018
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income
Interest and fees on loans	$79,321	$78,963	$77,249	$74,172	$70,443
Securities available for sale	5,922	6,332	6,659	7,003	6,926
Securities held to maturity	5,217	4,344	3,462	2,811	2,625
Other	884	885	834	781	766
Total interest, fee and dividend income	$91,344	$90,524	$88,204	$84,767	$80,760
Interest expense
Deposits	$8,826	$6,977	$6,157	$5,079	$3,931
Short-term borrowings	3,237	3,131	3,000	2,455	1,966
Long-term debt	422	431	431	452	476
Junior subordinated debt	1,168	1,110	1,089	1,040	901
Total interest expense	$13,653	$11,649	$10,677	$9,026	$7,274
Net interest income	$77,691	$78,875	$77,527	$75,741	$73,486
Provision for loan losses	5,807	6,528	6,026	8,778	7,496
Net interest income after provision for loan losses	$71,884	$72,347	$71,501	$66,963	$65,990
Noninterest income
Insurance and other financial services revenue	$6,756	$5,843	$6,172	$5,826	$6,504
Service charges on deposit accounts	4,236	4,503	4,503	4,246	3,972
ATM and debit card fees	5,525	5,704	5,906	5,816	5,273
Retirement plan administration fees	7,734	7,113	7,244	7,296	5,339
Trust	4,551	4,573	4,808	5,265	4,878
Bank owned life insurance income	1,377	1,239	1,288	1,217	1,347
Net securities gains (losses)	57	(6,916)	412	91	72
Other	3,585	3,887	3,048	4,401	3,892
Total noninterest income	$33,821	$25,946	$33,381	$34,158	$31,277
Noninterest expense
Salaries and employee benefits	$39,356	$38,998	$38,394	$37,726	$36,567
Occupancy	6,275	5,284	5,380	5,535	6,119
Data processing and communications	4,414	4,431	4,434	4,508	4,279
Professional fees and outside services	3,668	3,968	3,580	3,336	3,492
Equipment	4,757	4,529	4,319	4,151	4,038
Office supplies and postage	1,591	1,564	1,563	1,504	1,573
FDIC expense	1,017	1,135	1,223	1,092	1,201
Advertising	503	1,006	739	700	337
Amortization of intangible assets	968	978	1,054	1,096	914
Loan collection and other real estate owned, net	785	738	1,234	908	1,337
Other	5,126	6,273	4,577	4,332	4,415
Total noninterest expense	$68,460	$68,904	$66,497	$64,888	$64,272
Income before income tax expense	$37,245	$29,389	$38,385	$36,233	$32,995
Income tax expense	8,118	737	8,578	8,112	7,009
Net income	$29,127	$28,652	$29,807	$28,121	$25,986
Earnings Per Share
Basic	$0.67	$0.66	$0.68	$0.64	$0.60
Diluted	$0.66	$0.65	$0.68	$0.64	$0.59

NBT Bancorp Inc. and Subsidiaries Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q1 - 2019		Q4 - 2018		Q3 - 2018		Q2 - 2018		Q1 - 2018
Assets
Short-term interest bearing accounts	$9,065	4.07%	$3,780	5.25%	$3,328	6.08%	$3,574	5.16%	$2,818	5.18%
Securities available for sale (1) (3)	984,704	2.45%	1,104,198	2.29%	1,197,910	2.22%	1,266,304	2.23%	1,273,634	2.22%
Securities held to maturity (1) (3)	782,570	2.90%	688,840	2.73%	591,220	2.58%	503,501	2.50%	482,375	2.48%
Investment in FRB and FHLB Banks	49,152	6.54%	47,689	6.95%	50,107	6.20%	48,184	6.12%	46,844	6.32%
Loans (2) (3)	6,886,672	4.68%	6,876,341	4.56%	6,839,565	4.49%	6,750,710	4.41%	6,592,447	4.34%
Total interest earning assets	$8,712,163	4.28%	$8,720,848	4.14%	$8,682,130	4.05%	$8,572,273	3.99%	$8,398,118	3.92%
Other assets	795,585		769,302		776,219		766,604		746,172
Total assets	$9,507,748		$9,490,150		$9,458,349		$9,338,877		$9,144,290

Liabilities and stockholders' equity
Money market deposit accounts	$1,804,053	0.99%	$1,745,980	0.65%	$1,724,853	0.58%	$1,699,956	0.43%	$1,655,308	0.27%
NOW deposit accounts	1,135,213	0.16%	1,166,383	0.18%	1,164,513	0.17%	1,222,889	0.16%	1,211,029	0.13%
Savings deposits	1,252,042	0.06%	1,250,703	0.06%	1,279,520	0.06%	1,289,062	0.06%	1,248,432	0.06%
Time deposits	942,457	1.64%	921,252	1.47%	881,792	1.33%	858,080	1.22%	802,959	1.13%
Total interest bearing deposits	$5,133,765	0.70%	$5,084,318	0.54%	$5,050,678	0.48%	$5,069,987	0.40%	$4,917,728	0.32%
Short-term borrowings	712,306	1.84%	724,693	1.71%	766,372	1.55%	706,694	1.39%	712,220	1.12%
Long-term debt	73,707	2.32%	73,735	2.32%	73,762	2.32%	84,676	2.14%	88,844	2.17%
Junior subordinated debt	101,196	4.68%	101,196	4.35%	101,196	4.27%	101,196	4.12%	101,196	3.61%
Total interest bearing liabilities	$6,020,974	0.92%	$5,983,942	0.77%	$5,992,008	0.71%	$5,962,553	0.61%	$5,819,988	0.51%
Demand deposits	2,309,531		2,373,235		2,356,216		2,294,023		2,259,955
Other liabilities	151,490		130,151		121,574		113,272		105,303
Stockholders' equity	1,025,753		1,002,822		988,551		969,029		959,044
Total liabilities and stockholders' equity	$9,507,748		$9,490,150		$9,458,349		$9,338,877		$9,144,290

Interest rate spread		3.36%		3.37%		3.34%		3.38%		3.41%
Net interest margin (FTE) (3)		3.64%		3.61%		3.57%		3.57%		3.57%

(1)	Securities are shown at average amortized cost.
(2)	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3)
Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%. The total amount of adjustment to present yields on a FTE basis is $500, $535, $529, $478 and $465 for the three months ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

NBT Bancorp Inc. and Subsidiaries Consolidated Loan Balances
(unaudited, dollars in thousands)

	2019	2018
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Commercial	$1,306,551	$1,291,568	$1,310,262	$1,299,437	$1,252,729
Commercial real estate	1,943,931	1,930,742	1,902,315	1,891,119	1,795,101
Residential real estate mortgages	1,390,411	1,380,836	1,373,487	1,350,336	1,331,587
Dealer finance	1,191,111	1,216,144	1,229,700	1,252,843	1,238,051
Specialty lending	529,144	524,928	521,396	507,151	469,268
Home equity	463,582	474,566	480,761	488,493	491,807
Other consumer	65,582	68,925	69,341	68,792	67,179
Total loans	$6,890,312	$6,887,709	$6,887,262	$6,858,171	$6,645,722